Exhibit 99.1

NETLIST REPORTS FULL YEAR AND FOURTH QUARTER 2017 RESULTS

IRVINE, CALIFORNIA, March 27, 2018 - Netlist, Inc. (Nasdaq: NLST) today reported financial results for the fiscal year and fourth quarter ended December 30, 2017.

Revenues for the year ended December 30, 2017 were $38.3 million, compared to revenues of $19.7 million for the year ended December 31, 2016, an increase of 95%.  Gross profit for the year ended December 30, 2017 was $2.5 million, or 6.4% of revenues, compared to a gross profit of $7.4 million, or 37.6% of revenues, for the year ended December 31, 2016.  The year ended December 31, 2016 included $6.9 million in non-recurring engineering revenues related to our joint development arrangement with Samsung Electronics.

GAAP net loss for the year ended December 30, 2017 was ($13.4) million, or ($0.20) loss per share, compared to a net loss in the prior year period of ($11.2) million, or ($0.21) loss per share.  These results include stock-based compensation expense of $1.2 million and $1.5 million for the years ended December 30, 2017 and December 31, 2016, respectively.

Revenues for the fourth quarter ended December 30, 2017 were $8.5 million, compared to revenues of $5.5 million for the quarter ended December 31, 2016.  Gross profit for the quarter ended December 30, 2017 was $0.4 million, or 4.8% of revenues, compared to a gross profit of $0.3 million, or 5.0% of revenues, for the quarter ended December 31, 2016.

GAAP net loss for the fourth quarter ended December 30, 2017 was ($3.1) million, or ($0.04) loss per share, compared to a net loss in the prior year period of ($3.9) million, or ($0.06) loss per share.  These results include stock-based compensation expense of $0.3 million and $0.4 million for the quarters ended December 30, 2017 and December 31, 2016, respectively.

As of December 30, 2017, cash and cash equivalents and restricted cash were $9.5 million, total assets were $18.8 million, working capital was $7.7 million, total debt, net of debt discount and accrued interest, was $16.8 million, and stockholders’ deficit was ($5.3) million.

“In 2017 we nearly doubled our revenues, made further progress in the commercialization of HybriDIMM™ and expanded our intellectual property with the issuance of important new patents. This year, we are committed to growing the NV/EV business and licensing our intellectual property amid an exploding high-performance memory market.” said C.K. Hong, Netlist’s Chief Executive Officer.

Adjusted EBITDA loss was ($11.4) million for the year ended December 30, 2017, compared to an adjusted EBITDA loss of ($9.3) million for the prior year period. Adjusted EBITDA (loss) was ($2.6) million for the fourth quarter ended December 30, 2017, compared to adjusted EBITDA (loss) of ($3.7) million for the quarter ended December 31, 2016.  Adjusted EBITDA is a non-GAAP financial measure.  Non-GAAP financial measures are described below under “Note Regarding Use of Non-GAAP Financial Measures,” and are reconciled to the most directly comparable GAAP financial measure, net loss, below under “Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA.”

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, March 27, 2018 at 5:00 p.m. Eastern Time to review Netlist’s results for the full year and fourth quarter ended December 30, 2017.  The dial-in number for the call is 1-412-317-5443.  The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the data included in this press release, including EBITDA and adjusted EBITDA, are non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring the operating performance of Netlist’s business excluding certain items that it believes are not attributable to or reflective of its core operating results.  Netlist defines EBITDA as net loss calculated and presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”), plus interest expense, net, plus provisions for income taxes, and plus depreciation and amortization; and Netlist defines adjusted EBITDA as EBITDA plus stock-based compensation expense and plus (minus) other expense (income), net. Netlist expects to continue to incur expenses similar to the line items added to or subtracted from net loss to calculate EBITDA and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an inference that these items are unusual, infrequent or non-recurring. Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure net loss in evaluating Netlist’s operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

About Netlist

Netlist provides high-performance modular memory subsystems to customers in diverse industries that require enterprise and storage class memory solutions to empower critical business decisions. Flagship products NVvault® and EXPRESSvault™ enable customers to accelerate data running through their servers and storage and reliably protect enterprise-level cache, metadata and log data by providing near instantaneous recovery in the event of a system failure or power outage. HybriDIMM™, Netlist’s next-generation storage class memory product, addresses the growing need for real-time analytics in Big Data applications, in-memory databases, high-performance computing and advanced data storage solutions. Netlist also resells component products to end-customers that are not reached in the distribution models of the component manufacturers, including storage customers, appliance customers, system builders and cloud and datacenter customers. Netlist holds a portfolio of patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. Netlist is part of the Russell Microcap® Index. To learn more, visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or Netlist’s future performance. Forward-looking statements contained in this news release include statements about, among other things, trends in Netlist’s performance; Netlist’s efforts to expand and strengthen its patent portfolio; Netlist’s strategy to license or otherwise monetize its intellectual property; Netlist’s pending legal proceedings; customer interest in and market acceptance of

Netlist’s products, as well as Netlist’s efforts to support increases in such interest and acceptance; and Netlist’s ability to execute its other strategic initiatives.

All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks associated with Netlist’s product sales, including, among others, the market and demand for products sold or resold by Netlist and its ability to successfully develop, launch and stimulate customer demand for new products that are attractive to the market; risks associated with patent infringement litigation initiated by Netlist, such as its ongoing proceedings against SK hynix Inc., or by others against Netlist, as well as the costs and unpredictability of any such litigation and Netlist’s strategies in connection with such litigation; risks related to Netlist’s plans for its intellectual property, including its goals of monetizing, licensing, expanding and defending its patent portfolio; the level of success of any strategic partnerships Netlist may establish, including its relationship with Samsung Electronics Co., Ltd.; risks related to the availability of additional capital if and as needed; the competitive landscape of Netlist’s industry; and general economic, political and market conditions.  These and other risks and uncertainties are described in Netlist’s annual report on Form 10-K for its most recently completed fiscal year and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, our forward-looking statements should not be relied on as predictions of future events. All forward-looking statements reflect Netlist’s assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

(Tables Follow)

For more information, please contact:

The Plunkett Group	Netlist, Inc.
Mike Smargiassi/Sharon Oh	Gail M. Sasaki
NLST@theplunkettgroup.com	Chief Financial Officer
(212) 739-6729	(949) 435-0025

Netlist, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands)

	December 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,720	$9,476
Restricted cash	2,800	3,100
Accounts receivable, net	2,997	1,751
Inventories	4,105	3,160
Prepaid expenses and other current assets	303	1,766
Total current assets	16,925	19,253

Property and equipment, net	459	645
Other assets	1,406	70
Total assets	$18,790	$19,968

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$6,120	$4,028
Revolving line of credit	2,024	676
Accrued payroll and related liabilities	807	1,085
Accrued expenses and other current liabilities	338	270
Notes payable and capital lease obligation, current	—	151
Total current liabilities	9,289	6,210
Convertible promissory note, net of debt discount, and accrued interest	14,766	14,251
Long-term warranty liability	61	36
Total liabilities	24,116	20,497

Commitments and contingencies

Stockholders’ deficit:
Preferred stock	—	—
Common stock	80	62
Additional paid-in capital	152,640	144,035
Accumulated deficit	(158,046)	(144,626)
Total stockholders’ deficit	(5,326)	(529)
Total liabilities and stockholders’ deficit	$18,790	$19,968

Netlist, Inc. and Subsidiaries

Unaudited  Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 30,	December 31,	December 30,	December 31,
	2017	2016	2017	2016

Net product revenue	$8,482	$5,538	$38,322	$12,798
Non-recurring engineering revenues	—	—	—	6,857
Total net revenues	8,482	5,538	38,322	19,655
Cost of sales(1)	8,075	5,263	35,866	12,259
Gross profit	407	275	2,456	7,396
Operating expenses:
Research and development(1)	1,089	1,347	5,231	6,287
Intellectual property legal fees	575	855	2,705	3,110
Selling, general and administrative(1)	1,729	2,211	7,374	9,033
Total operating expenses	3,393	4,413	15,310	18,430
Operating loss	(2,986)	(4,138)	(12,854)	(11,034)
Other income (expense):
Interest expense, net	(143)	(150)	(564)	(578)
Other income, net	2	369	4	386
Total other (expense) income, net	(141)	219	(560)	(192)
Loss before provision for income taxes	(3,127)	(3,919)	(13,414)	(11,226)
Provision for income taxes	6	4	6	5
Net loss	$(3,133)	$(3,923)	$(13,420)	$(11,231)
Net loss per common share:
Basic and diluted	$(0.04)	$(0.06)	$(0.20)	$(0.21)
Weighted-average common shares outstanding:
Basic and diluted	72,882	61,233	65,513	53,784

(1)  Amounts include stock-based compensation expense as follows:

Cost of sales	$7	$22	$40	$64
Research and development	90	87	348	350
Selling, general and administrative	180	245	829	1,061
Total stock-based compensation	$277	$354	$1,217	$1,475

Netlist, Inc. and Subsidiaries

Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended		Year Ended
	December 30,	December 31,	December 30,	December 31,
	2017	2016	2017	2016

GAAP net loss	$(3,133)	$(3,923)	$(13,420)	$(11,231)

Interest expense, net	143	150	564	578
Provision for income taxes	6	4	6	5
Depreciation and amortization	66	77	280	287
EBITDA (loss)	(2,918)	(3,692)	(12,570)	(10,361)

Stock-based compensation	277	354	1,217	1,475
Other income, net	(2)	(369)	(4)	(386)
Adjusted EBITDA (loss)	$(2,643)	$(3,707)	$(11,357)	$(9,272)